Exhibit 10.7

UNITI GROUP INC.

2025 EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose of the ESPP. The purpose of this 2025 Employee Stock Purchase Plan (the “ESPP”) is to provide a method whereby employees of Windstream Parent, Inc. (which shall be renamed Uniti Group Inc., a Delaware Corporation (the “Company”)) following the Merger (as defined below)) or of any Qualified Subsidiary (as defined below) will have an opportunity to acquire a proprietary interest in the Company through the purchase of Shares (as defined below) pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended. The provisions of the ESPP shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. If approved by stockholders of the Company, the ESPP will replace the Uniti Group Inc. Amended and Restated Employee Stock Purchase Plan (the “Prior ESPP”) for Shares acquired pursuant to an Offering Period (as defined below) commencing on or after the Effective Date. On or after the Effective Date, no further Offering Periods (as defined in the Prior ESPP) will commence under the Prior ESPP, and this ESPP will not affect the terms or conditions of any Shares acquired under the Prior ESPP pursuant to Offering Periods (as defined in the Prior ESPP) commencing prior to the Effective Date. On May 3, 2024, Uniti Group Inc., a Maryland Corporation (“Prior Uniti”), entered into that certain Agreement and Plan of Merger with Windstream Holdings II, LLC, a Delaware limited liability company (“Windstream”) (the transaction contemplated by such agreement, the “Merger”), pursuant to which Windstream and Prior Uniti will each become a wholly owned subsidiary of the Company. This ESPP is being adopted in anticipation of the Merger and will not become effective unless (i) the ESPP is approved by the Company’s stockholders and (ii) the Merger is consummated.

Section 2. Definitions.

“Administrator” shall mean the Compensation Committee of the Board which has been appointed to administer this ESPP pursuant to Section 15 hereof.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as currently in effect or as may be amended in the future.

“Compensation” shall mean the annual salary for exempt employees and hourly compensation for non-exempt employees.

“Effective Date” shall mean the closing date of the Merger, or such later date as the ESPP may be approved by the stockholders of the Company.

“Eligible Employee” means any person who is employed as a common law employee and classified as working in the regular service of the Company or a Qualified Subsidiary. For purposes of this definition, the existence of the employment relationship between an individual and the Company or Qualified Subsidiary will be determined under Treasury Regulation Section 1.421-1(h).

“Enrollment Date” shall mean the first day of each Offering Period.

“Fair Market Value” shall mean, as of any date, the value of the Shares determined as follows:

(a)   Where the Shares are not purchased in the open market, the closing sales price per share of the Shares (or the closing bid price, if no such sales were reported) on the Nasdaq’s National Market System, or such stock exchange or other national market system on which the Shares are listed or traded, on the Purchase Date.

(b)   Where the Shares are purchased in the open market, the average of the actual prices, if such actual prices vary, at which the Shares were purchased on the Purchase Date.

(c)   In the event that the foregoing valuation methods are not practicable, such other reasonable valuation method as the Administrator shall, in its discretion, select and apply in good faith as of such date.

“Offering Period” shall mean, subject to Section 4, the period commencing on each first day of April (the first Offering Period) and each first day of October (the second Offering Period) and terminating on the Purchase Date. The duration and timing of Offering Periods may be changed pursuant to Section 4 of the ESPP.

“Participating Employee” shall mean an Eligible Employee who participates in the ESPP.

“Purchase Date” shall mean, with respect to the first Offering Period, the last day of September, and with respect to the second Offering Period, the last day of March. If the last day of any Offering Period falls on a day on which Nasdaq or the national stock exchanges are not open for trading, the Purchase Date shall be the trading day before the last day. The timing of the Purchase Date may be changed pursuant to Section 4 of the ESPP.

“Purchase Price” shall mean an amount not less than 85% or greater than 100% of the Fair Market Value of a Share on the Enrollment Date or the Purchase Date, whichever is less, as determined from time to time by the Board or by the Administrator pursuant to Section 15 hereof. In the absence of such a determination by the Board or Administrator, the Purchase Price

shall be 85% of the Fair Market Value of a Share on the Enrollment Date or the Purchase Date, whichever is less.

“Qualified Subsidiary” shall mean all Subsidiaries which are designated by the Board or the Administrator as eligible to participate in the ESPP. The Board or the Administrator may initiate or terminate the designation of a Subsidiary as a Qualified Subsidiary without the approval of the stockholders of the Company.

“Shares” shall mean the common stock of the Company, $0.0001 par value.

”Subsidiary” shall mean a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

Section 3. Eligibility.

(a)   Any Eligible Employee who is employed by the Company or a Qualified Subsidiary on the first day of any Offering Period shall be eligible to participate in the ESPP during such Offering Period, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

(b)   Each employee who first becomes an Eligible Employee subsequent to the first day of a given Offering Period will be eligible to become a Participating Employee in the ESPP on the first day of the first Offering Period following the day on which such person becomes an Eligible Employee, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

(c)   No Eligible Employee shall be granted an option under the ESPP if such Eligible Employee, immediately after the option was granted, would be treated as owning stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or Qualified Subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Eligible Employee. In addition, no Eligible Employee shall be granted an option under the ESPP to the extent that his or her right to purchase Shares under all Section 423 employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

Section 4. Offering Periods. Unless otherwise specified by the Administrator, the ESPP shall be implemented by consecutive Offering Periods which shall continue until the ESPP expires or is terminated in accordance with hereof. Subject to Section 20, Offering Periods shall be six months in duration, unless a shorter or longer period (not to exceed 27 months) is otherwise specified by the Administrator. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) and Purchase Dates with respect to future offerings without stockholder approval.

Section 5. Participation.

(a)   An Eligible Employee may become a Participating Employee in the ESPP as soon as administratively practicable after making an electronic election via the Company’s online system.

(b)   Payroll deductions for a Participating Employee shall commence on the first payroll following the first day of the Offering Period and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless terminated sooner by the Participating Employee as provided in Section 11 hereof.

(c)   During a leave of absence approved by the Company or a Subsidiary and as long as the requirements of Treasury Regulations Section 1.421-1(h)(2) are met, a Participating Employee may continue to participate in the ESPP by making cash payments to the Company on each payday equal to the amount of the Participating Employee’s payroll deductions or contributions under the ESPP for the payday immediately preceding the first day of such Participating Employee’s leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulations Section 1.421-1(h)(2), the Participating Employee will automatically cease to participate in the ESPP. In such event, the Company will automatically cease to make deductions from the Participating Employee’s payroll with respect to the ESPP. The Company will pay to the Participating Employee his or her total payroll deductions for the Offering Period, in cash and in one lump sum, without interest, as soon as practicable after the Participating Employee ceases to participate in the ESPP.

(d)   A Participating Employee’s completion of an enrollment form will enroll such Participating Employee in the ESPP for each successive and subsequent Offering Period on the terms contained therein until the Participating Employee either submits a new enrollment form, Withdraws from participation under the ESPP (as provided in Section 11), or otherwise becomes ineligible to participate in the ESPP.

Section 6. Payroll Deductions and Contributions.

(a)   At the time a Participating Employee files his or her enrollment form, he or she shall elect to have payroll deductions made on each payday during an Offering Period in an amount not less than 1% and not more than 15% (or such other maximum percentage as the Board may establish from time to time before an Enrollment Date) of such participant’s Compensation on each payday during the Offering Period.

(b)   All payroll deductions and contributions made for a Participating Employee shall be credited to his or her Payroll Deduction Account (as defined in Section 7) under the ESPP. A Participating Employee may not make any additional payments into such account.

(c)   A Participating Employee may not increase or decrease the rate of his or her payroll deductions or contributions during the Offering Period except by Withdrawing from the ESPP (as provided in Section 11)  or as otherwise specified in this Section 6.

(d)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a Participating Employee’s payroll deductions may be decreased to 0% at any time during an Offering Period.

(e)   At the time the option is exercised, in whole or in part, or at the time some or all of the Shares issued under the ESPP are disposed of, the Participating Employee must make adequate provision for the Company’s or its Subsidiary’s federal, national, state, local municipal, or other tax or Social Security withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Shares. At any time, the Company or any of its Subsidiaries may, but shall not be obligated to, withhold from the Participating Employee’s Compensation the amount necessary for the Company or the applicable Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of the Shares by a Participating Employee.

Section 7. Payroll Deduction Account. The Company shall establish a payroll deduction account (the “Payroll Deduction Account”) for each Participating Employee and shall credit all payroll deductions and contributions made on behalf of each Participating Employee pursuant to Section 6 to his or her Payroll Deduction Account.

Section 8. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of Shares determined by dividing such Participating Employee’s payroll deductions accumulated on such Purchase Date and retained in the Participating Employee’s Payroll Deduction Account as of the Purchase Date by the applicable Purchase Price. Exercise of the option shall occur as provided in Section 9 hereof, unless the Participating Employee has Withdrawn

(pursuant to Section 11 hereof) or otherwise becomes ineligible to participate in the ESPP. The option shall expire on the last day of the Offering Period.

Section 9. Exercise of Option.

(a)   By the Purchase Date, the Company shall cause a statement of the balance in each Participating Employee’s Payroll Deduction Account to be forwarded to the securities brokerage firm as set forth in Section 10 for purchase on his or her account of the number of Shares determined under subparagraphs (b) and (c) of this Section 9.

(b)   Unless a Participating Employee Withdraws from the ESPP as provided in Section 11 hereof or otherwise becomes ineligible to participate in the ESPP, his or her option for the purchase of Shares shall be exercised automatically on the Purchase Date, and the maximum number of full Shares, rounded down to the nearest full Share, subject to the option shall be purchased for such Participating Employee at the applicable Purchase Price with the accumulated payroll deductions in his or her account. The balance of the amount credited to the Participating Employee’s Payroll Deduction Account which has not been applied to the purchase of full Shares shall be paid to such Participating Employee in cash and in one lump sum, without interest, as soon as reasonably practicable after the Purchase Date. During a Participating Employee’s lifetime, a Participating Employee’s option to purchase Shares hereunder is exercisable only by him or her.

(c)   If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed i) the number of Shares that were available for sale under the ESPP on the first day of the applicable Offering Period, or ii) the number of shares available for sale under the ESPP on such Purchase Date, the Administrator shall allocate the available Shares among such Participating Employees in as uniform a manner as shall be practicable. The balance of the amount credited to the account of each Participating Employee which has not been applied to the purchase of Shares shall be paid to such Participating Employee in a lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

(d)   Unless otherwise determined by the Administrator, Participating Employees are required to hold Shares acquired under the ESPP for a holding period that ends on the second anniversary of the Enrollment Date for the Offering Period under which such Shares were purchased.

Section 10. Brokerage Accounts. By enrolling in the ESPP, each Eligible Employee shall be deemed to have authorized the establishment of a brokerage account (the “Brokerage Account”) on his or her behalf at a securities brokerage firm to be selected from time to time by the Administrator. The Brokerage Account shall be governed by, and shall be subject to, the terms and conditions of the ESPP and of a written agreement between the Company and the securities brokerage firm and, if applicable, the Participating Employee and the securities brokerage firm. As promptly as practicable after each Purchase Date on which a purchase of Shares occurs, the Company may arrange for the deposit into each Participating Employee’s Brokerage Account of the number of Shares purchased upon exercise of his or her option. Shares purchased on behalf of any Participating Employee pursuant to the ESPP shall be held in the Participating Employee’s Brokerage Account in his or her name.

Section 11. Withdrawal.

(a)   A Participating Employee may Withdraw all, but not less than all, of the payroll deductions or contributions credited to his or her Payroll Deduction Account and not yet used to exercise his or her option under the ESPP at least two weeks prior to a Purchase Date by giving notice to the Company in such form and manner as the Company prescribes (“Withdraw” or “Withdrawal”). All of the Participating Employee’s payroll deductions or contributions credited to his or her Payroll Deduction Account during the Offering Period shall, at the Participating Employee’s request, either be (i) refunded and paid to such Participating Employee as soon as practicable after receipt of the notice of Withdrawal or (ii) used for the purchase of Shares pursuant to the terms of this ESPP. Thereafter, such Participating Employee’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participating Employee Withdraws from an Offering Period, payroll deductions or contributions shall not resume at the beginning of any succeeding Offering Periods unless the Participating Employee completes a new enrollment via the Company’s online system ; provided, however, that any Eligible Employee who is deemed to be an “executive officer” of the Company as defined by Section 16b-3 of the Securities Exchange Act of 1934 shall not renew his or her participation in the ESPP until at least six months have elapsed since the date of Withdrawal.

(b)   A Participating Employee’s Withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods.

Section 12. Termination of Employment. Upon b) a Participating Employee’s ceasing to be an Eligible Employee for any reason, including termination of employment, disability or death or c) a Participating Employee’s being granted a leave of absence and failing to return to active employment upon the expiration of his or her leave of absence in accordance with the Company’s policy with respect to permitted absences, he or she shall be deemed to have elected to Withdraw from the ESPP, the payroll deductions on behalf of the Participating Employee shall be discontinued, and any amounts credited to such Participating Employee’s Payroll Deduction Account during the Offering Period shall be paid to such Participating

Employee or, in the case of his or her death, to the person or persons entitled thereto under Section 16 hereof, as soon as reasonably practicable, and such Participating Employee’s option for the Offering Period shall be automatically terminated. A transfer of a Participating Employee’s employment between or among the Company and any Qualified Subsidiary shall not be treated as a termination of employment for purposes of the ESPP.

Section 13. Interest. No interest shall accrue on the payroll deductions or contributions of a Participating Employee in the ESPP.

Section 14. Shares Subject to ESPP.

(a)   Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of Shares which shall initially be made available for sale under the ESPP shall be 1,000,000. If any right granted under the ESPP shall for any reason terminate without having been exercised, the Shares not purchased under such right may, in the sole discretion of the Administrator, become available for issuance under the ESPP. The Shares subject to the ESPP may be authorized but unissued Shares or reacquired Shares, bought on the market or otherwise.

(b)   With respect to Shares subject to an option granted under the ESPP, a Participating Employee shall not be deemed to be a stockholder of the Company, and the Participating Employee shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participating Employee or his or her nominee following exercise of the Participating Employee’s option. A Participating Employee shall have rights as a stockholder with respect to all Shares which are purchased under the ESPP for such Participating Employee’s account.

Section 15. Administration.

(a)   The Administrator shall have, in connection with the administration of the ESPP, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Administrator is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the ESPP, as may be adopted from time to time by the Board.

(b)   It shall be the duty of the Administrator to conduct the general administration of the ESPP in accordance with the provisions of the ESPP. The Administrator shall have the power to interpret the ESPP and the terms of the options and to adopt such rules for the administration, interpretation and application of the ESPP as are consistent therewith and to interpret, amend or revoke any such rules. All determinations by the Administrator in carrying out and administering the ESPP and in construing and interpreting the ESPP shall be final, binding and conclusive for all purposes and upon all persons interested. The Administrator at its option may utilize the services of such other persons as are necessary to assist in the proper administration of the ESPP. The Administrator may select a securities brokerage firm to assist with the purchase of the Shares and the maintenance of Brokerage Accounts for Participating Employees in the ESPP. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the ESPP.

(c)   All expenses and liabilities incurred by the Administrator in connection with the administration of the ESPP shall be borne by the Company and its Qualified Subsidiaries; provided, however, that all sales commissions incurred upon sale by a Participating Employee of Shares out of his or her Brokerage Account shall be borne by the Participating Employee. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, or such other persons as the Administrator deems necessary or appropriate to carry out its duties under the ESPP. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons so employed by the Administrator.

Section 16. Transferability.

(a)   Neither payroll deductions credited to a Participating Employee’s Payroll Deduction Account nor any rights with regard to the exercise of an option or rights to receive Shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, through the laws of descent and distribution, or as provided by the ESPP) by a Participating Employee. Shares acquired by a Participating Employee pursuant to the exercise of an option hereunder, however, are freely transferable.

Section 17. Use of Funds. All funds received or held by the Company under the ESPP may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such funds unless required to in a country outside of the United States.

Section 18. Reports. Statements of account shall be provided to Participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price(s), and the number of Shares purchased.

Section 19. Adjustments Upon Changes in Outstanding Shares on Capitalization, Merger, Consolidation or Corporate Reorganization. Subject to any required action by the stockholders of the Company, (i) the number of Shares which have been authorized for issuance under the ESPP but not yet placed under option, (ii) the maximum number of Shares each Participating Employee may purchase each Offering Period (pursuant to Section 9), and (iii) the price per Share and the number of Shares covered by each option under the ESPP which has not yet been exercised shall be automatically adjusted to give proper effect to any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, or by reason of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

Section 20. Amendment or Termination.

(a)   The Board, the Administrator or an authorized subcommittee may, in its discretion and, to the extent necessary or desirable, at any time, and from time to time, modify or amend the ESPP in any respect, including, but not limited to, i) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price, by setting the Purchase Price as an amount that is within the range of either 85% - 100% of the Fair Market Value of a Share on the Purchase Date, or 85% - 100% of the Fair Market Value of a Share on the Enrollment Date, whichever is less; ii) shortening or lengthening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Board action; provided, however, that no Offering Period shall be shorter than one month or longer than 27 months; and allocating Shares as provided in Section 9(c). Such modifications or amendments shall not require stockholder approval or the consent of any Participating Employees, except that no amendment shall be made without the affirmative vote of stockholders holding at least a majority of the voting stock of the Company represented in person or by proxy at a duly held stockholders’ meeting, if such amendment would:

(A)   materially increase the benefits accruing to Participating Employees under the ESPP;

(B)   increase the number of Shares which may be issued under the ESPP (other than as permitted under Section 19 hereof); or

(C)   materially modify the requirements as to eligibility for participation under the ESPP, except as allowed under Section 423(b)(4) of the Code.

(b)   The ESPP and all rights of Participating Employees hereunder may be terminated at any time by the Administrator or by the Board or an authorized subcommittee. Upon termination of the ESPP, all payroll deductions and contributions shall cease and all amounts then credited to the Participating Employees’ Payroll Deduction Accounts shall be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts shall be promptly refunded to the Participating Employees.

Section 21. Notices. All notices or other communications by a Participating Employee to the Company under or in connection with the ESPP shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Section 22. Conditions to Issuance of Shares/Dividends. Whole Shares purchased hereunder shall be issued as soon as practicable following a Participating Employee’s written request, for which a reasonable charge may be made.

Section 23. Term of ESPP. The ESPP shall become effective on the Effective Date and shall remain in effect for a term of 10 years, unless sooner terminated pursuant to Section 20 hereof.

Section 24. Equal Rights and Privileges. All Eligible Employees of the Company (or of any Qualified Subsidiary) will have equal rights and privileges under the ESPP so that the ESPP qualifies as an “employee stock purchase ESPP” within the meaning of Section 423 of the Code or applicable Treasury Regulations thereunder. Any provision of the ESPP that is inconsistent with Section 423 or applicable Treasury Regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury Regulations.

Section 25. No Employment Rights. Nothing in the ESPP shall be construed to give any person (including any Eligible Employee or Participating Employee) the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company or any Subsidiary to terminate the employment of any person (including any Eligible Employee or Participating Employee) at any time, with or without cause.

Section 26. Governing Law. The internal laws of the State of Delaware shall govern all matters relating to the ESPP except to the extent superseded by the laws of the United States.